UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 23, 2012

Advance America, Cash Advance Centers, Inc.

(Exact name of Registrant as Specified in Charter)

Delaware	001-32363	58-2332639
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 North Church Street
Spartanburg, South Carolina 29306

(Address of Principal Executive Offices) (Zip Code)

(864) 342-5600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On April 23, 2012, Advance America, Cash Advance Centers, Inc. (the “Company”) completed its previously announced merger with Eagle U.S. Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and a wholly-owned subsidiary of Eagle U.S. Sub, Inc., a Delaware corporation (“Parent”), whereby Merger Sub merged with and into the Company with the Company continuing as the surviving corporation and wholly-owned subsidiary of Parent (the “Merger”). Parent is a wholly-owned subsidiary of Grupo Elektra, S.A.B. de C.V.  The Merger was effected pursuant to an Agreement and Plan of Merger, dated as of February 15, 2012 (the “Merger Agreement”), by and among the Company, Merger Sub, and Parent, the adoption of which was approved by the Company’s stockholders at a special meeting held on April 20, 2012 (the “Special Meeting”). The events described below took place in connection with the consummation of the Merger.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger, on April 23, 2012, the Company’s $300 million Credit Agreement, dated as of December 5, 2011, by and among the Company, certain subsidiaries of the Company, Bank of America, N.A., as Administrative Agent, Swingline Lender, and L/C Issuer, Wells Fargo Bank, N.A., as Syndication Agent, U.S. Bank National Association, Synovus Bank, and Fifth Third Bank, as Documentation Agent (the “Credit Agreement”) was paid in full and terminated.  The repayment and termination of the Credit Agreement was effected in connection with the completion of the Merger.

The material terms of the Credit Agreement and relationships with lenders under the Credit Agreement, or their affiliates, are described in the Company’s Current Report on Form 8-K, filed December 6, 2011, under “Item 1.01. Entry into a Material Definitive Agreement.”  Such description is incorporated herein by reference.

Item 2.01. Completion of a Material Definitive Agreement.

The information set forth in the Introductory Note and Item 5.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the consummation of the Merger, on April 23, 2012, the Company notified the New York Stock Exchange (the “NYSE”) that each outstanding share of the Company’s common stock (other than shares owned by the Company, Parent, Merger Sub, or any other indirect or direct subsidiary of Parent, and shares owned by stockholders who are entitled to and properly exercised appraisal rights under Delaware law) were converted automatically into the right to receive $10.50, payable to the holder thereof in cash (the “Merger Consideration”), without interest, less any amounts required to be withheld under applicable laws, and requested that the NYSE file with the Securities and Exchange Commission (the “SEC”) an application on Form 25 to delist and deregister the Company’s common stock under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). The Company has requested that trading of the Company’s common stock be suspended prior to the open of trading on April 24, 2012.

The Company intends to file with the SEC a certification on Form 15, requesting the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

Effective as of the consummation of the Merger, each share of the Company’s common stock issued and outstanding immediately prior to the effective time of the Merger (other than shares owned by the Company, Parent, Merger Sub, or any other indirect or direct subsidiary of Parent, and shares owned by stockholders who are entitled to and properly exercised appraisal rights under Delaware law) was converted into the right to receive the Merger Consideration, without interest and subject to any required withholding of taxes.

The foregoing description of the Merger Consideration and payment thereof is only a summary and is qualified in its entirety by reference to the full text of the Agreement and Plan of Merger, which was filed on February 16, 2012 as Exhibit 2.1 to the Company’s Current Report on Form 8-K.

Item 5.01. Change in Control of Registrant.

On April 23, 2012, pursuant to the Merger Agreement, Merger Sub merged with and into the Company, and the Company became a wholly-owned subsidiary of Parent. In connection therewith, each share of the Company’s common stock issued and outstanding immediately prior to the effective time of the Merger (other than shares owned by the Company, Parent, Merger Sub, or any other indirect or direct subsidiary of Parent, and shares owned by stockholders who are entitled to and properly exercised appraisal rights under Delaware law) was canceled and converted into the right to receive the Merger Consideration, without interest, less any amounts required to be withheld under applicable laws.

The aggregate purchase price for the Company’s outstanding shares and repayment of debt was approximately $780 million and was paid using a combination of cash on hand and debt financing.

The disclosures under Item 5.02 hereof are hereby incorporated by reference.

On April 23, 2012, the Company issued a press release announcing the completion of the Merger.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The foregoing description of the terms set forth in the Merger Agreement and any other descriptions thereof that are contained in this Current Report on Form 8-K are qualified in their entirety by reference to the Merger Agreement, which is incorporated by reference herein as Exhibit 2.1 to the Current Report on Form 8-K that was filed by the Company with the SEC on February 16, 2012.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Merger, on April 23, 2012, William M. Webster IV, Robert H. Chapman, III, Tony S. Colletti, Kenneth E. Compton, Gardner G. Courson, Anthony T. Grant, Thomas E. Hannah, Donovan A. Langford, III, J. Patrick O’Shaughnessy, and W. Olin Nisbet resigned from the Company’s Board of Directors effective immediately. Pursuant to the terms of the Merger Agreement, from and after the effective time of the Merger, the directors of Merger Sub immediately prior to the Merger, Rodrigo Pliego and Gabriel Roqueñí, became the directors of the Company, and the officers of the Company immediately prior to the Merger continue to be the officers of the Company.

In connection with the Merger, the Company entered into an Amendment to Protective Covenant Agreement (the “PCA Amendment”) between the Company and each of J. Patrick O’Shaughnessy, the Company’s President and Chief Executive Officer, and James A. Ovenden, the Company’s Chief Financial Officer and Executive Vice President (each, an “Executive”).  As previously disclosed, under the Protective Covenant Agreements, each Executive agrees to be bound by noncompetition and certain other restrictive covenants.  The PCA Amendment provides that the applicable period restricting each

Executive from soliciting customers or employees of the Company is extended from 12 months to 24 months, and that in the event of a breach of the PCA Amendment by an Executive, (i) such Executive will forfeit any unpaid portion of an account retained by the Company in favor of such Executive or (ii) in the event that the balance of such account had already been paid to such Executive, the Company can recover from such Executive all or a portion of such payments up to a stated maximum amount.  The summary of the PCA Amendment contained herein is qualified in its entirety by reference to the full text of the Amendments for each of J. Patrick O’Shaughnessy and James A. Ovenden filed as Exhibit 10.1 and Exhibit 10.2 hereto, respectively, and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Certificate of Incorporation of the Company was amended and restated at the effective time of the Merger to read in its entirety as set forth in Exhibit 3.1 to this Current Report on Form 8-K. Pursuant to the Merger Agreement, the bylaws of Merger Sub in effect immediately prior to the effective time of the Merger became the bylaws of the Company, which read as set forth on Exhibit 3.2 to this Current Report on Form 8-K.

Item 8.01. Other Events.

On April 23, 2012, the Company issued a press release announcing the completion of the Merger, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

This Current Report and the exhibits furnished herewith contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements provide the Company’s current expectations, beliefs, or forecasts of future events.  These statements can be identified by the fact that they do not relate strictly to historical or current facts.  They use words such as “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “may,” “will,” “should,” “would,” “could,” “estimate,” “continue,” and other words and terms of similar meaning in conjunction with a discussion of future operating or financial performance. You should read statements that contain these words carefully, because they discuss our future expectations, contain projections of our future results of operations or of our financial position, or state other “forward-looking” information. Forward-looking statements involve substantial risks and uncertainties, which could cause actual results to differ materially from the results expressed in, or implied by, these forward-looking statements.  Such differences may result from a variety of factors, including but not limited to: (i) the occurrence of any event or other circumstance that could lead to the termination of the Merger Agreement; (ii) the inability to consummate the Merger due to the failure to obtain the Stockholder Approval; (iii) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; (iv) the effect of the announcement of the Merger on the Company’s operating results and business generally; and (v) the need to obtain certain consents and approvals and satisfy certain conditions to closing the transactions. More information about the Company and other risks related to the Company are detailed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, as filed with the SEC.  The Company does not have any intention, and does not undertake, to update any forward-looking statements to reflect events or circumstances arising after the date of this Current Report, whether as a result of new information, future events or otherwise.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
2.1

Agreement and Plan of Merger, dated as of February 15, 2012, by and among the Company, Parent, and Merger Sub (previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on February 16, 2012 and incorporated herein by reference)

3.1	Amended and Restated Certificate of Incorporation of the Company
3.2	Bylaws
10.1	Amendment to Protective Covenant Agreement between the Company and J. Patrick O’Shaughnessy dated April 20, 2012
10.2	Amendment to Protective Covenant Agreement between the Company and James A. Ovenden dated April 20, 2012
99.1	Press Release dated April 23, 2012 of Advance America, Cash Advance Centers, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	April 23, 2012

ADVANCE AMERICA, CASH ADVANCE CENTERS, INC.

		By:	/s/ J. Patrick O’Shaughnessy
J. Patrick O’Shaughnessy
President and Chief Executive Officer

Exhibit Number	Description

2.1

Agreement and Plan of Merger, dated as of February 15, 2012, by and among the Company, Parent, and Merger Sub (previously filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on February 16, 2012 and incorporated herein by reference)

3.1	Amended and Restated Certificate of Incorporation of the Company
3.2	Bylaws
10.1	Amendment to Protective Covenant Agreement between the Company and J. Patrick O’Shaughnessy dated April 20, 2012
10.2	Amendment to Protective Covenant Agreement between the Company and James A. Ovenden dated April 20, 2012
99.1	Press Release dated April 23, 2012 of Advance America, Cash Advance Centers, Inc.